[***] Portions redacted in accordance with request for confidential treatment and filed separately with SEC.

FIRST AMENDMENT TO THE MSN MOBILE SERVICES RESELLER AGREEMENT

This First Amendment (the “First Amendment”) to the MSN Mobile Services Reseller Agreement by and between IXI Mobile (R&D) Ltd. ("Company") and Microsoft Corporation, a ("Microsoft") dated September 27, 2005 (the “Agreement”) is entered into as of the later of the two signature dates below ("First Amendment Effective Date").

RECITALS

A.            Microsoft and Company entered into the Agreement to appoint Company as a non-exclusive reseller in the Territory, and to establish the process for Company to provide MSN Mobile Services to Subscribers via Carrier Network using the Company Services.

B.             Microsoft and Company wish to amend the Agreement to extend the Term of the Agreement, amend the Carrier list in Exhibit A and change the fee structure of the Client Services in Service Schedule 1.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Company agrees to pay Microsoft [* * *] per the initial terms of the Agreement.

2.	Section 10.1 “Term,” shall be deleted in its entirety and replaced with the following:

10.1 Term. The initial Term of this Agreement shall commence on the Effective Date and shall be in effect through September 30, 2009 (the “Term”).

3.	Service Schedule 1, Section 7 “Fees” shall be amended as follows:

a.	The section "Targets and Minimum Commitments" shall be replaced in its entirety with the following:

i.	"Effective [* * *] and through the term of the Agreement as defined in section 10.1 of the Agreement, Company will pay Microsoft a minimum payment of [* * *]

ii.	Company will pay Microsoft [$* * *].

iii.	Company will pay Microsoft [$* * *]

iv.	Company will pay Microsoft [$* * *].

v.	An Active User for the mail client is defined as any Company subscriber that has [* * *].

vi.	An Active User for the messaging client is defined as any Company subscriber that has [* * *]

4.	Amendments to Exhibit A.

Microsoft will actively update the carrier table in Exhibit A at its discretion.

5.	MSP 3.0 and Search.

5.1  Company will make all commercially reasonable efforts to adopt MSP 3.0 upon the commercial release of the protocol and to launch a MSP 3.0 compliant gateway [* * *] from commercial availability of MSP 3.0.

5.2  Company will make commercially reasonable efforts to launch a compliant client within [* * *] from the commercial availability of MSP 3.0.

5.3  Company will make commercially reasonable efforts to develop and launch the following  features on MSP 3.0 based gateway and/or client [* * *] from commercial availability of MSP 3.0:
-      Messenger – voice clips, in-line display pictures, nudges support, picture IM (disabled when no camera present)
-      Mail – push mail
-      Profile – change display picture, status message, display name

5.4  Company and Microsoft will discuss the availability, timeframes and architecture of the following features:

-	Contacts – with phone numbers, email, IM, Spaces, presence, gleams, display picture and personal status message being supported. All items shall be actionable.
-	Messenger – quick link to contacts, gleams, quick link to spaces
-	Mail –add e-mail address to contact
-	Spaces – post a photo, deep link to spaces browse services

5.5  Search
Subject to specific Company customer's objection, Company will include a link for Windows Live Search as part of the embedded default bookmark on all OGO 2.0 devices in the following markets in which Windows Live Search is available.

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o	[* * * (beta)]

6.     Except as specifically changed in this First Amendment, all terms and conditions set forth in the Agreement shall remain in full force and effect.  This First Amendment sets forth the entire understanding of the Parties as to the subject matter of this First Amendment and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this First Amendment.  In the event of an express conflict between the terms and conditions of this First Amendment and the terms and conditions of the Agreement, the terms and conditions of this First Amendment will control.

7.      This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same document.